EVERMORE FUNDS TRUST
SECOND AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of January 29, 2019, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of December 2, 2009, as amended August 1, 2011, is entered into by and between EVERMORE FUNDS TRUST, a Massachusetts trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length of the Agreement and the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Section 12. Term of Agreement; Amendment is hereby superseded and replaced with the following:

12.  Term of Agreement; Amendment
This Agreement shall become effective as of January 1, 2019 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EVERMORE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Eric LeGoff	By: /s/ Jeanine M. Bajczyk
Name: Eric LeGoff	Name: Jeanine M. Bajczyk
Title: CEO	Title: Sr. Vice President

Amended Exhibit C to the Transfer Agent Servicing Agreement – Evermore Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at January 1, 2013

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP                                                                              $[   ] /year (up to [  ] cusips)
▪ NSCC Level 3 Accounts $[   ] /open account
▪ No-Load Fund Accounts $[   ] /open account
▪ Load Fund Accounts               $[   ] /open account
▪ Closed Accounts                                                                                     $[   ] /closed account
▪ [   ] basis points on assets over $[   ]
Activity Charges
▪ Manual Shareholder Transaction $[   ] /transaction
▪ Omnibus Account Transaction                                                                                          $[   ] /transaction
▪ Correspondence                                          $[   ] /item
▪ Telephone Calls                                          $[   ] /minute
▪ Voice Response Calls                   $[   ] /call

Implementation Charges
▪ First CUSIP $[   ] /fund group setup, first CUSIP
▪ Subsequent CUSIPs                                 $[   ] /each additional CUSIP
▪ Expedited CUSIP Setup – $[   ] per CUSIP (Less than 35 days)

Chief Compliance Officer Support Fee*
$[   ] /year

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting,  investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

Electronic Form Delivery and Signature Capture

▪	Implementation fee – $[ ] (includes [ ] forms)
▪	Additional setup fee – $[ ] for each additional form and email template
▪	Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
▪	Monthly minimum fee – $[ ] per month
▪	Per electronic envelope Fee – $[ ]

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-	$[ ] implementation
-	$[ ] per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-	$[ ] implementation
-	$[ ] per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-	$[ ] implementation
-	$[ ] per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-	$[ ] implementation
-	$[ ] per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
-	$[ ] implementation
-	$[ ] per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-	$[ ] implementation
-	$[ ] per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
-	$[ ] per month

Programming Services

▪	$[ ] per hour (subject to change)
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$[ ] per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[ ] setup per fund group
▪	$[ ] per month administration
▪	$[ ] per received email correspondence

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] per fund group per month

CTI Reporting

Integrated custom detailed call reporting – $[   ] per monthly report

Literature Fulfillment Services

▪	Account Management/Database Administration
-	$[ ] per month
-	Receiving – $[ ] per SKU
-	Order Processing – $[ ] per order
-	Skid Storage – $[ ] per month per location
-	Disposal – $[ ] per SKU
▪	Inbound Teleservicing Only
-	Account Management – $[ ] per month (OR)
-	Call Servicing – $[ ] per call
▪	Lead Source Reporting
-	$[ ] per month
▪	Closed Loop Reporting
-	Account Management – $[ ] per month
-	Database Installation, Setup – $[ ] per fund group
▪	Miscellaneous Expenses
-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$[ ] per Month

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
▪	Initial data population: $[ ] for less than [ ] CUSIPS / $[ ] for [ ] CUSIPS or more
▪	Monthly maintenance: $[ ] per management company
▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[   ]/hour

Dealer Survey Completion

Dealer fund survey requests – $[   ] per hour for completion and quality validation

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:
▪	$[ ] setup per fund group
▪	$[ ] per certificate transaction

Fund Event* Services

▪	Programming & File Delivery – $[ ]/hour
▪	Project Management/Analysis – $[ ]/hour
▪	Account Data Retention – $[ ]/account/month until purged*
▪	CUSIP Data Retention – $[ ]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for [   ] months following closing.  Data is purged the first July after retention requirements have been fulfilled.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪ $[    ] – $[    ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
▪ $[   ] – $[   ] MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪ $[   ] – $[   ] MARS Sales Reporting (Includes 5 Sales Users)
▪ $[   ] – $[   ] MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪	$[ ] – $[ ] – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$[ ] – SalesForce.com Integration
▪	$[ ] – Custom Data Interface
▪	$[ ] – OmniSERV Setup
▪	$[ ] – Standard Interface
▪	$[ ] – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪      $[   ] – Sales Reporting
▪	$[ ] – 22c-2 Compliance
▪	$[ ] – CRM
▪	$[ ] – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪	$[ ] – OmniSERV
▪	$[ ] – Daily Transaction Load from Sales Portal
▪	$[ ] – Monthly Asset Load from Sales Portal
▪	$[ ] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪ $[   ] – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪	$[ ]/month (AUM $[ ] – $[ ])
▪	$[ ]/month (AUM $[ ] – $[ ])
▪	$[ ]/month (AUM $[ ] – $[ ])
▪	$[ ]/month (AUM $[ ] – $[ ])
Once an AUM of $[   ] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to [   ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[   ] per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[   ] per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪	$[ ] – Custom Data Interface
▪	$[ ] – Standard Interface
▪	$[ ] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
▪	$[ ] /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee

Related Digital Investor Fees
▪	View Consent Enrollment – $[ ] per transaction
▪	Consent Enrollment – $[ ] per transaction
▪	View Statements – $[ ] per view

Notes:
▪	Statements presented as PDF documents
▪	Statements will be loaded for all accounts, regardless of consent
▪	Three year minimum term
▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for three years and greater, if desired
Digital Investor customization charges apply